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                                                       EXHIBIT 6


                               SECURITY AGREEMENT


               SECURITY AGREEMENT, dated September 19, 1996, made by Midland USA, Inc., a Delaware corporation (the "Grantor") and a wholly-owned subsidiary of Intek Diversified Corporation, a Delaware corporation ("Intek"), in favor of Securicor Communications Limited, a company incorporated under the laws of England and Wales (the "Lender").


                              W I T N E S S E T H :
                              -------------------

               WHEREAS, pursuant to that certain Loan Agreement dated as of September 19, 1996 between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "Loan
     Agreement"), Lender has agreed to make Revolving Credit Advances as defined in the Loan Agreement; and

               WHEREAS, Lender is willing to make the Revolving Credit Advances but only upon the condition, among others, that Grantor shall have executed and delivered to Lender this Security Agreement.

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

               1.  Defined Terms.  As used in this Agreement, terms defined
                   -------------
     in the Loan Agreement are used herein as therein defined, and the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                    "Account" means any "account," as such term is defined
                     -------
     in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Grantor or from any other transaction, whether or not the same involves the sale of goods or services by the Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of the Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Grantor's rights to

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     any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Grantor under all contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                    "Account Debtor" means any "account debtor," as such
                     --------------
     term is defined in Section 9-105(1)(a) of the UCC.

                    "Blocked Account #1" means account # 010161070176 at
                     ------------------
     Boatman's First National Bank of Kansas City, 14 West 10th Street, Kansas City, MO 64105.

                    "Blocked Account #2" means account # 010161070184 at
                     ------------------
     Boatman's First National Bank of Kansas City, 14 West 10th Street, Kansas City, MO 64105.


                    "Blocked Accounts" means the blocked accounts
                     ----------------
     maintained by the Grantor with the Blocked Account Bank, all monies, instruments and other property deposited therein and all certificates and instruments, if any, representing or evidencing such Blocked Accounts.

                    "Blocked Account Bank" means a financial institution
                     --------------------
     selected or approved by the Lender and with respect to which the Grantor has delivered to the Lender an executed Blocked Account Letter.

                    "Blocked Account Letter" means a letter, substantially
                     ----------------------
     in the form of Annex I hereto (with such changes as may be agreed to by the Lender), executed by the Grantor and the Lender and acknowledged and agreed to by a Blocked Account Bank.

                    "Cash Collateral Account" has the meaning specified in
                     -----------------------
     Section 5(s).

                    "Chattel Paper" means any "chattel paper," as such term
                     -------------
     is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Grantor.


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                    "Collateral" has the meaning assigned to it in Section
                     ----------
     2 of this Agreement.

                    "Contracts" means all contracts, undertakings or other
                     ---------
     agreements (other than Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                    "Copyrights" means copyrights, registrations and appli
                     ----------
     cations therefor, and any and all (i) renewals and extensions thereof,
     (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.

                    "Documents" means any "document," as such term is
                     ---------
     defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Grantor.

                    "Equipment" means any "equipment," as such term is
                     ---------
     defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by the Grantor and any and all addi-tions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                    "General Intangibles" means any "general intangibles,"
                     -------------------
     as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all customer lists, Trademarks, Patents, rights in Intellectual Property Collateral, Licenses, permits, Copyrights, Trade Secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which the Grantor may now or hereafter have in or under any Contract, now owned or hereafter acquired by the Grantor.


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                    "Governmental Authority" means any nation or
                     ----------------------
     government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Instrument" means any "instrument," as such term is
                     ----------
     defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                    "Intellectual Property Collateral" means:
                     --------------------------------
                    (a) All Trademarks of the Grantor, including, without limitation, the Trademarks listed on Schedule III hereto;

                    (b) all Copyrights of the Grantor, including, without limitation, the Copyrights listed on Schedule IV hereto;

                    (c) all Licenses of the Grantor, including, without limitation, the Licenses listed on Schedule V hereto;

                    (d) all Patents of the Grantor, including, without limitation, the Patents listed on Schedule VI hereto;

                    (e)  all Trade Secrets of the Grantor; and

                    (f) the entire goodwill of the Grantor's business connected with the use of and symbolized by the Trademarks.


                    "Inventory" means any "inventory," as such term is
                     ---------
     defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by the Grantor, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                    "Lender" has the meaning assigned to in the recitals
                     ------
     and in any event refers to Securicor Communications Limited in its capacity as Lender.


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                    "Licenses" means license agreements in which the
                     --------
     Grantor grants or receives a grant of any interest in Copyrights, Trademarks, Patents and Trade Secrets (all as defined herein) and other intellectual property and any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past, present and future violations or infringements or misappropriations thereof, and (iii) rights to sue for past, present and future violations or infringements or misappropriations thereof.

                    "Obligor" has the meaning assigned to it in Section
                     -------
     5(s)(iii) of this Agreement.

                    "Patents" means patents and patent applications along
                     -------
     with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

                    "Permitted Liens" means Liens permitted by Section 7.8
                     ---------------
     of the Loan Agreement existing as of the date hereof or to be created hereafter.

                    "Proceeds" means "proceeds," as such term is defined in
                     --------
     Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Govern-mental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.


                    "Secured Obligations" means (i) all of the unpaid
                     -------------------
     principal amount of, and accrued interest on, the Note, (ii) the Extension Fee, and all other fees owing by the Grantor under the Loan Agreement to the Lender and (iii) all other Indebtedness,

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     liabilities and obligations of the Grantor to the Lender, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with the Loan Agreement, this Security Agreement, any of the other Loan Documents or otherwise.

                    "Trade Secrets" means trade secrets, along with any and
                     -------------
     all (i) income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past, present and future infringements or misappropriations thereof, (ii) rights to sue for past, present and future infringements or misappropriations thereof, and (iii) all other rights corresponding thereto throughout the world.

                    "Trademarks" means trademarks including service marks
                     ----------
     and trade names, whether registered or at common law, registrations and applications therefor, and the entire product lines and goodwill of Grantor's business connected therewith and symbolized thereby, together with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present and future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.

                    "UCC" means the Uniform Commercial Code as the same
                     ---
     may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory
     --------  -------
     provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               2.  Grant of Security Interest.
                   --------------------------
               (a) As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all the Secured Obligations and to induce the Lender to make the Revolving Credit Advances available pursuant to the Loan Agreement, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Lender, and hereby grants to the Lender, a

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     security interest in, all of the Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

                    (i)  all Accounts;

                   (ii)  all Chattel Paper;

                  (iii) all Contracts and any and all claims of the Grantor for damages arising out of or for breach of or a default under any Contract and the right of the Grantor to perform or to compel performance under any Contract and to exercise all remedies thereunder;

                   (iv)  all Documents;

                    (v)  all Equipment;

                   (vi)  all General Intangibles;

                  (vii)  all Instruments;

                 (viii)  all Inventory;

                   (ix) all present and future Blocked Accounts and all funds, certificates and instruments, if any, from time to time held in or representing or evidencing such Blocked Accounts provided, however,
                                                         --------  -------
      the foregoing grant with respect to Blocked Account #1 shall not be effective until the 30th day following the date hereof;

                    (x) all other goods and personal property of the Grantor whether tangible or intangible or whether now owned or hereafter acquired by the Grantor and wherever located; and

                   (xi) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing.

               (b) In addition, as collateral security for the prompt and complete payment when due of the Secured Obligations, the Lender is hereby granted a lien and security interest in all property of the Grantor held by the Lender including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to the Lender for any purpose, including safekeeping, collection or pledge, for the

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     account of the Grantor, or as to which the Grantor may have any right or power.

               3.  Rights of the Lender; Limitations on Lender's
                   ---------------------------------------------
     Obligations.
     -----------

               (a) It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Contracts and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract and License. The Lender shall not have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting of a security interest in any contract to the Lender or by reason of the receipt by the Lender of any payment relating to any Contract or License pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) The Lender authorizes the Grantor to collect its Accounts, Chattel Paper and Instruments, provided that such collection is performed in a prudent and businesslike manner, and the Lender may, upon the occurrence and during the continuance of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Lender at any time during the continuance of any Event of Default, any Proceeds, when first collected by the Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts, shall be promptly deposited by the Grantor in precisely the form received (with all necessary indorsements) in a special bank account maintained by the Lender and subject to withdrawal only by the Lender, as hereinafter provided, and until so turned over shall be deemed to be held in trust by the Grantor for and as the Lender's property and shall not be commingled with the Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.

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     The Lender shall apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of
     Section 8(d) hereof and any part of such funds which the Lender elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by the Lender to the Grantor. If an Event of Default has occurred and is continuing, at the request of the Lender the Grantor shall deliver to the Lender all original and other documents evidencing, and relating to, the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including, without limi-tation, all original orders, invoices and shipping receipts; and, prior to the occurrence of an Event of Default the Grantor shall deliver photocopies thereof to the Lender at its request.

               (c) The Lender may at any time, upon the occurrence and during the continuance of any Default or Event of Default, after first notifying the Grantor of its intention to do so, notify Account Debtors of the Grantor, parties to Contracts of the Grantor, obligors of Instruments of the Grantor and obligors in respect of Chattel Paper of the Grantor that the Accounts and the right, title and interest of the Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Lender and that payments shall be made directly to the Lender. Upon the request of the Lender, the Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of an Event of Default, the Lender may in its own name or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Lender's satis-faction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

               (d) Upon reasonable prior notice to the Grantor (unless a Default or Event of Default has occurred and is continuing, in which case no notice is necessary), the Lender shall have the right to make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Lender may require in connection therewith. The Grantor, at its own cost and expense, will cause certified independent public accountants satisfactory to the Lender to prepare and deliver to the Lender, at any time and from time to time promptly upon the Lender's request, the following reports: (i) a reconciliation of all its

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     Accounts, (ii) an aging of all its Accounts, (iii) trial balances, and
     (iv) a test verification of such Accounts as the Lender may request. The Grantor at its expense will cause certified independent public accountants satisfactory to the Lender to prepare and deliver to the Lender the results of the annual physical verification of its Inventory made or observed by such accountants.

               (e) Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Grantor may continue to exploit, license, franchise, use, enjoy and protect (whether in the United States of America or any foreign jurisdiction) the Intellectual Property Collateral in the ordinary course of business and the Lender shall from time to time execute and deliver, upon written request of Grantor and at Grantor's sole cost and expense, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to enable Grantor to do so.

               (f) In order to more fully protect the Intellectual Property Collateral in respect of which security interests have been granted to the Lender by the Grantor hereunder, the Grantor shall hereafter transfer to the Lender such additional rights, privileges, marks and licenses as Lender or Grantor may in its discretion determine to be necessary and appropriate to the continuing exploitation, licensing, use, enjoyment and protection (whether in the United States of America or any foreign jurisdiction) of the Intellectual Property Collateral.

               (g) The Grantor shall have the duty to preserve and maintain all rights in the Intellectual Property Collateral in respect of which a failure to be able to continue to use the same would have a Material Adverse Effect in a manner substantially consistent with its present practices. The Grantor shall take all action reasonably requested by the Lender to register, record and/or perfect the Lender's rights hereunder. Such duties shall include, but not be limited to, the following:

                    (i) The Grantor shall take appropriate action at its expense to halt the infringement of any of the Intellectual Property Collateral if such infringement would have a Material Adverse Effect on the value of the Intellectual Property Collateral or the Grantor's ability to use the Intellectual Property Collateral;

                   (ii) The Grantor shall not amend, modify, terminate or waive any provisions of any other contract to which


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     the Grantor is a party in any manner which might have a Material
     Adverse Effect upon the Intellectual Property Collateral.

               4.  Representations and Warranties.  The Grantor hereby
                   ------------------------------
     represents and warrants to the Secured Parties as follows:

               (a) The Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

               (b) The execution, delivery and performance by the Grantor of this Agreement are within the Grantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene the Grantor's certificate of incorporation or by-laws, any requirement of law or any order or decree of any court, or any contractual obligation of the Grantor, and do not result in or require the creation of any Lien (other than pursuant to the Loan Agreement) upon or with respect to any of its properties.

               (c) No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Grantor of this Agreement.

               (d) This Agreement has been duly executed and delivered by the Grantor and is the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms except that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

               (e) There are no pending or threatened actions, investigations or proceeding affecting the Grantor before any court, Governmental Authority or arbitrator other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

               (f) The Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement and other Permitted Liens. No material amounts payable under or in connection with any of its Accounts or


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     Contracts are evidenced by Instruments which have not been delivered to the Lender.

               (g) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Lender pursuant to this Agreement or such as relate to other Permitted Liens.

               (h) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Agreement is effective to create a valid and continuing first priority Lien on the Collateral, prior to all other Liens except Permitted Liens. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

               (i) The Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory and Equipment are set forth on Schedule II hereto.

               (j) The amount represented by the Grantor to the Lender from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Grantor will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

               (k)  With respect to the Intellectual Property Collateral:

                    (i) The Trademarks and the Copyrights, Licenses, Patents and Trade Secrets are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

                   (ii) The Grantor has the full right, power and authority to grant all of the right, title and interest herein granted;

                  (iii) The Grantor has not previously assigned, transferred, conveyed or otherwise encumbered such right, title and interest;

                   (iv) The Grantor is the sole and exclusive owner of the Intellectual Property Collateral, all of which is free and clear of any Liens, charges and encumbrances, and no other person

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     or entity has any claim with respect to the Intellectual Property
     Collateral whatsoever;

                    (v) The Intellectual Property Collateral is sufficient for the purpose of producing goods, performing services and otherwise carrying on the business of the Grantor;

                   (vi) Schedules III, IV, V and VI attached hereto list all Trademarks, Copyrights and Licenses and Patents related to the Intellectual Property Collateral;

                 (vii) To the best of the Grantor's knowledge, the Intellectual Property Collateral does not infringe any rights owned or possessed by any third party except such infringements as could not have a Material Adverse Effect;

                 (viii) There are no claims, judgments or settlements to be paid by the Grantor or pending claims or litigation relating to the Intellectual Property Collateral;

                   (ix) No effective security agreement, financing state-ment, equivalent security or lien instrument or continuation statement covering all or any part of the Intellectual Property Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Lender pursuant to this Agreement or such as relate to other Permitted Liens; and

                    (x) All appropriate filings have been made with the United States Patent and Trademark Office and the United States Copyright Office and any appropriate filing offices located in foreign countries, and this Agreement is effective to create a valid and continuing first priority lien on and first priority security interest in the Intellectual Property Collateral in favor of the Lender. All action necessary or desirable to protect and create such security interest in each item of the Intellectual Property Collateral has been duly taken.

               (l) The Grantor has no trade names, fictitious names or other names except its legal name, and does not operate in any jurisdiction under, and, except as set forth on Schedule II hereto, has not had or operated in any jurisdiction within the five-year period preceding the date hereof under, any trade name, fictitious name or other name other than its legal name.

               5.  Covenants and Blocked Accounts.  The Grantor covenants
                   ------------------------------
     and agrees with the Lender that from and after the date of this Agreement and so long as the Loan Agreement is in effect or any Secured Obligations are outstanding:

               (a)  Further Documentation; Pledge of Instruments.  At any
                    --------------------------------------------
     time and from time to time, upon the written request of the Lender, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Lender may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Lender of any Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby, transferring Collateral to the Lender's possession (if a security interest in such Collateral can be perfected by possession) and placing the interest of the Lender as lienholder on the certifi-cate of title of any vehicle. The Grantor also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any Instrument, the Grantor agrees to pledge such Instrument to the Lender and shall duly endorse such Instrument in a manner satisfactory to the Lender and deliver the same to the Lender.

               (b)  Maintenance of Records.  The Grantor will keep and
                    ----------------------
     maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. All Chattel Paper will be marked with the following legend:
     "This writing and the obligations evidenced or secured hereby are sub-ject to the security interest of Securicor Communications Limited, as the Lender". If requested by the Lender, the security interest of the Lender shall be noted on the certificate of title of each vehicle.
     For the Lender's further security, the Grantor agrees that the Lender shall have a special property interest in all of the Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, the Grantor shall deliver and turn over any such books and records to the Lender or to its representatives at any time on demand of the Lender. Prior to the occurrence of an Event of

     Default and upon reasonable notice from the Lender, the Grantor shall permit any representative of the Lender to inspect such books and records and will provide photocopies thereof to the Lender.

               (c)  Indemnification.  In any suit, proceeding or action
                    ---------------
     brought by the Lender relating to any Account, Chattel Paper, Contract, General Intangible or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible or Instrument, the Grantor will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Lender.

               (d)  Compliance with Laws, Etc.  The Grantor will comply, in
                    -------------------------
     all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof or to the operation of the Grantor's business; provided, however, that the Grantor may contest
                         --------  -------
     any act, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Lender, adversely affect the Lender's rights hereunder or adversely affect the first priority of its Lien on and security interest in the Collateral.

               (e)  Payment of Obligations.  The Grantor will pay promptly
                    ----------------------
     when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if (i) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

               (f)  Compliance with Terms of Accounts, Etc.  In all
                    --------------------------------------
     material respects, the Grantor will comply with and perform all obligations, covenants, conditions and agreements with respect to any Account, Chattel Paper, Contract, License and all other agreements to which it is a party or by which it is bound.

               (g)  Limitation on Liens on Collateral.  The Grantor will
                    ---------------------------------
     not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Lender in and to any of the Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

               (h)  Limitations on Modifications of Accounts.  Upon the
                    ----------------------------------------
     occurrence and during the continuance of any Default or Event of Default, the Grantor will not, without the Lender's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

               (i)  Maintenance of Insurance.  The Grantor will maintain,
                    ------------------------
     with financially sound and reputable companies, insurance policies (i) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring the Grantor and the Lender against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, naming the Lender as an additional insured with a lender loss payable clause in favor of the Lender. All insurance with respect to the Inventory and Equipment shall (i) contain a clause which provides that the Lender's interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten days after receipt by the Lender of written notice thereof.

               (j)  Limitations on Disposition.  The Grantor will not sell,
                    --------------------------
     lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Loan Agreement.

               (k)  Further Identification of Collateral.  The Grantor
                    ------------------------------------
     will, if so requested by the Lender, furnish to the Lender, as often as the Lender reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

               (l)  Notices.  The Grantor will advise the Lender promptly,
                    -------
     in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or in the security interests created hereunder.

               (m)  Right of Inspection.  Upon reasonable notice to the
                    -------------------
     Grantor (unless a Default or an Event of Default has occurred and is continuing, in which case no notice is necessary), the Lender shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Grantor, and the Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Lender, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the Grantor (unless a Default or an Event of Default has occurred and is continuing, in which case no notice is necessary), the Lender and its representatives shall also have the right to enter into and upon any premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

               (n)  Maintenance of Equipment.  The Grantor will keep and
                    ------------------------
     maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by the Grantor on a basis consistent with past practices, and the Grantor will provide all maintenance and service and all repairs necessary for such purpose.

               (o)  Continuous Perfection.  The Grantor will not change its
                    ---------------------
     name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Lender at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Lender to amend such financing statement or continuation statement so that it is not seriously misleading. The Grantor will not change its principal place of business or remove its records or change the location of its Inventory and Equipment, each as set forth on Schedule II hereto, unless it gives the Lender at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Lender in the Collateral to continue to be perfected.

               (p)  Taxes.  The Grantor will pay promptly when due all
                    -----
     taxes, assessments and governmental charges or levies imposed upon the Intellectual Property Collateral or in respect of its income or profits therefrom and all claims of any kind, except that no such charge need be paid if (i) such non-payment does not involve any danger of forfeiture or loss of any of the Intellectual Property Collateral or any interest therein and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

               (q)  Maintenance of Records.  The Grantor will keep and
                    ----------------------
     maintain at its own cost and expense satisfactory and complete records of the Intellectual Property Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Intellectual Property Collateral and all other dealings with the Intellectual Property Collateral. The Grantor will mark its books and records pertaining to the Intellectual Property Collateral to evidence this Agreement and the security interests granted hereby. For the Lender's further security, the Grantor agrees that the Lender shall have a special property interest in all of the Grantor's books and records pertaining to the Intellectual Property Collateral and, upon the occurrence and during the continuation of any Event of Default, the Grantor shall deliver and turn over any such books and records to the Lender or its representatives at any time on demand of the Lender. Prior to the occurrence of an Event of Default and upon reasonable notice from the Lender, the Grantor shall permit any representative of the Lender to inspect such books and records as set forth in Section 12.

               (r)  New Intellectual Property.  In the event, prior to the
                    -------------------------
     time the Secured Obligations have been indefeasibly paid in full, the Grantor shall (i) obtain any rights to or interests in any new inventions whether or not patentable, patents, patent applications or any reissue, divisions, continuations, renewals, extensions, or continuations-in-part of any patent or improvement of any patent, trademarks, trade names, service marks, and registrations or applications therefor, copyrights and registrations or applications therefor, or licenses, or (ii) become entitled to the benefit of any patent, copyright or trademark, or any registrations or applications therefor, license, license renewal, trade secret or copyright renewal, the provisions of this Agreement shall automatically apply thereto and anything enumerated in clause (i) or
     (ii) of this Section 5 shall constitute Intellectual Property Collateral. The Grantor agrees, promptly following the written request by the Lender, to amend this Agreement by amending any or all of Schedules III, IV, V and VI, as applicable, to include any such future trademarks, trademark registrations, trademark applications, trade names, service marks, copyrights and licenses which would be Intellectual Property Collateral, and to immediately prepare, execute and record with all appropriate foreign country, Federal, state and/or local offices and authorities a Security Agreement for any such new Intellectual Property Collateral, in form and substance similar to this Agreement, and to deliver to the Lender reasonable proof of such recordation.

               (s)  The Blocked Accounts.
                    --------------------
                    (i) The Grantor hereby transfers to the Lender the exclusive dominion and control of Blocked Account #2 effective the date hereof and Blocked Account #1 effective on the 30th day following the date hereof.

                   (ii) The Grantor agrees and covenants that all Proceeds of Accounts shall be deposited into Blocked Account #1 in accordance with the provisions of Section 3.5 of the Asset and Trademark Agreement (and thereafter all or a portion of such proceeds shall be transferred into Blocked Account #2 in accordance with the terms thereof) and all other cash and Proceeds of all other Collateral shall be deposited directly into Blocked Account #2.

                  (iii) The Grantor shall cause each Person obliged to make payments to the Grantor for any reason (each such Person being an "Obligor" of the Grantor) to make all payments, or to continue to make all payments, as the case may be, with respect to all Collateral, to Blocked Account #1 and, in any event the Borrower shall cause any payments received by the Borrower or any other Person from any Obligor to be deposited immediately upon receipt into such Blocked Account #1.

                   (iv) In the event the Grantor or any Blocked Account Bank shall, after the date hereof, terminate the agreement with respect to the maintenance of a Blocked Account for any reason, or if the Lender shall demand such termination as a result of the failure of the Blocked Account Bank to comply with any of the terms of the Blocked Account Letter, or there shall occur and be continuing an Event of Default or if the Lender determines in its sole discretion that the financial condition of the Blocked Account Bank has materially deteriorated, at the Lender's request, the Grantor agrees to notify all of its Obligors that were making payments to such terminated Blocked Account or Blocked Account Bank to make all future payments to another Blocked Account Bank with respect to which the Grantor has delivered to the Lender an executed Blocked Account Letter, and which has not been terminated.

                    (v) The Grantor hereby agrees that it shall not make or maintain any deposits in any account with, or maintain any investment account with, any financial institution other than a Blocked Account Bank.

                   (vi) So long as no Event of Default shall have occurred and be continuing, the Grantor is hereby authorized by the Lender to direct the disposition of such funds then on deposit with the Blocked Account Bank (but in the case of Blocked Account #1, in and only in a manner consistent with Section 3.5 of the Asset and Trademark Agreement), which direction shall not be exercised by the Lender unless and until an Event of Default shall have occurred and be continuing. Lender agrees that in the event it gives directions with respect to Blocked Account #1 pursuant hereto, it shall do so in and only in a manner consistent with Section 3.5 of the Asset and Trademark Agreement.

                  (vii) If any Event of Default shall have occurred and be continuing, upon notification by the Lender to the Grantor and the Blocked Account Bank the authorization of the Grantor under clause
     (vi) above shall be revoked and all deposits contained therein (other than any to which Grantor shall be obligated to turn over to Simmonds or Midland pursuant to Section 3.5 of the Asset and Trademark Agreement, which shall be so turned over) shall be transferred to an account established by the Lender, in the name of the Lender and under the sole dominion and control of the Lender (the "Cash Collateral Account"), to be held by the Lender as Collateral for the Secured Obligations or applied to the Secured Obligations in accordance with this Agreement (all such deposits in any such Cash Collateral Account shall constitute "Collateral" for all purposes of this Agreement).

               6.  The Lender's Appointment as Attorney-in-Fact.
                   --------------------------------------------
               (a) The Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Lender may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Lender the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

                    (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                   (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Lender or as the Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and the Lender's and the Banks' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

               (b) The Lender agrees that, except upon the occurrence and during the continuance of any Default or Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Lender pursuant to this Section 6. The Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

               (c) The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own negligence or willful misconduct.

               (d) The Grantor also authorizes the Lender, at any time and from time to time upon the occurrence and during the continuance of a Default or Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto and
     (ii) to execute, in connection with the sale provided for in Section 8 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

               7.  Performance by the Lender of the Grantor's Obligations.
                   ------------------------------------------------------
     If the Grantor fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Revolving Credit Advances, shall be payable by the Grantor to the Lender on demand and shall constitute Secured Obligations secured hereby.

               8.  Remedies, Rights Upon an Event of Default.
                   -----------------------------------------

               (a) If any Default or Event of Default shall occur and be continuing, the Lender shall have the right to exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Lender's request to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Grantor's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Lender account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Lender need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled, the Grantor also being liable for the fees and expenses of any attorneys employed by the Lender to collect such deficiency.

               (b) The Grantor also agrees to pay all costs of the Lender, including, without limitation, attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

               (c) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

               (d) Without limitation of the foregoing, upon the occurrence and during the continuation of a Default or an Event of Default, the Lender may to the fullest extent permitted by applicable law, without prior notice to the Grantor, and without advertisement, hearing or process of law in any kind, (i) exercise any and all rights as beneficial and legal owner of the Intellectual Property Collateral, including, without limitation, any and all consensual rights and powers with respect to the Intellectual Property Collateral, and (ii) sell or assign or grant a license or franchise to use, or cause to be sold or assigned or granted a license or franchise to use, any or all of the Intellectual Property Collateral, in each case, free of all rights and claims of the Grantor therein and thereto. Upon the occur-rence and during the continuation of an Event of Default, the Lender may (i) sell or assign the Intellectual Property Collateral, or any part thereof, for cash upon credit as the Lender may deem appropriate or (ii) grant licenses or franchises or both to use the Intellectual Property Collateral on such terms and conditions as the Lender shall determine. In connection therewith, the Lender shall have the right to impose such limitations and restrictions on the sale or assignment of the Intellectual Property Collateral as the Lender may deem to be necessary or appropriate to comply with any law, rule or regulation (Federal, state, local or that of a foreign country) having applicability to any such sale and requirements for any necessary governmental approvals.

               (e) Notwithstanding any provisions of this Agreement to the contrary, if, after giving effect to any sale, transfer, assignment or other disposition of any or all of the Collateral pursuant hereto and after the application of the proceeds hereunder to Secured Obligations, any Secured Obligations remain unpaid or unsatisfied, the Grantor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations.

               (f) Upon the declaration of an Event of Default, the Grantor agrees that it will promptly (and in any event within three Business Days) deliver to the Lender or its designee an assignment of the Intellectual Property Collateral, duly executed by the Grantor, in substantially the form of Annex II annexed hereto. The Grantor agrees that the Lender may duly execute such an assignment as Grantor's true and lawful attorney-in-fact pursuant to Section 6 hereof.

               (g) Whenever an Event of Default shall have occurred and be continuing, the Lender shall have the right, but shall in no way be obligated, to bring suit in its own name to protect or enforce the Trademarks, Copyrights, Licenses, Patents and Trade Secrets, and, if the Lender shall commence any such suit, the Grantor shall, at the request of the Lender, do any and all lawful acts and execute any and all proper documents required by the Lender in aid of such protection or enforcement.

               (h) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Lender in the following order of priorities:

               first, to the Lender in an amount sufficient to pay in full
               -----
          the expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including, without limitation, attorney's fees;

               second, to the Lender in an amount equal to the then unpaid
               ------
          principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations;

               third, to the Lender in an amount equal to any other Secured
               -----
          Obligations which are then unpaid; and

               finally, upon payment in full of all of the Secured
               -------
          Obligations, to pay to the Grantor or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

               9.  Limitation on the Lender's Duty in Respect of Col
                   -------------------------------------------------
     lateral.  The Lender shall have no duty as to any Collateral in its
     -------
     possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the Grantor, the Lender shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

               10.  Reinstatement.  This Agreement shall remain in full
                    -------------
     force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               11.  Notices.  All notices and other communications provided
                    -------
     for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Grantor, addressed to it at 1690 North Topping Avenue, Kansas City, Missouri 64120,
     Attention: Howard Parkinson,

     Telecopy No: 816 920 1102 with copies to Manatt Phelps & Phillips LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064,
     Attention: Nancy Wojtas, Telecopy No: 310 312 4224 and Intek Diversified Corporation, 970 West 190th Street, Suite 720, Torrance, California 90502, Attention: David Neibert, Telecopy No: 310 366 7712 and if to the Lender, addressed to it at the address of the Lender specified in the Loan Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective seven days after being deposited in the mail (i) in the United States in the case of notice being given by any Person located in the United States or (ii) in the United Kingdom in the case of notice being given by any Person located in the United Kingdom, or when delivered to the telegraph company, confirmed by telex answer-back, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

               12.  Amendments, Etc.  No amendment or waiver of any
                    ---------------
     provision of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing, approved and signed by the Lender and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

               13.  No Waiver; Remedies.  (a)  No failure on the part of
                    -------------------
     the Lender to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any of the other Loan Documents.

               (b) Failure by the Lender at any time or times hereafter to require strict performance by the Grantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Grantor or any such other Person and delivered to the Lender shall not waive, affect or diminish any right of any of the Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Lender, or any agent, officer or employee of the Lender.

               14.  Successors and Assigns.  This Agreement and all
                    ----------------------
     obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, and its successors and assigns.

               15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                    -------------
     AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY AND WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS AGREEMENT.

               16.  WAIVER OF JURY TRIAL.  THE GRANTOR WAIVES ANY RIGHT IT
                    --------------------
     MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE LOAN AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT RELATING TO ANY OF THE FOREGOING.

               17.  Further Indemnification.  The Grantor agrees to pay,
                    -----------------------
     and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

              18. Section Titles.  The Section titles contained in this
                  --------------
     Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

               IN WITNESS WHEREOF, The Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.


                                   MIDLAND USA, INC.


                                   By: /s/ David Neibert
                                      ------------------------
                                      Name: David Neibert
                                      Title: President

     Accepted and acknowledged by:

     SECURICOR COMMUNICATIONS LIMITED, as Lender


     By: /s/ M.G. Wilkinson
        ------------------------
        Name: M.G. Wilkinson
        Title: Director

                                   SCHEDULE I


                                     FILINGS
                                     -------

          JURISDICTION                          FILING OFFICE
          ------------                          -------------
          California                            Secretary of State
                                                County of Los Angeles

          Missouri                              Secretary of State
                                                County of Jackson

                                  SCHEDULE II

          LOCATION OF RECORDS AND CERTAIN COLLATERAL; FICTITIOUS NAMES
          ------------------------------------------------------------


     Principal Place
     of Business
     -----------

     Midland USA, Inc.
     1690 North Topping Avenue
     Kansas City, MO 64120





     Location of Books
     and Records, Inventory
     and Equipment
     -------------

     Midland USA, Inc.
     1690 North Topping Avenue
     Kansas City, MO 64120





     Fictitious Names
     ----------------

     Borrower operates under the name Intek-Midland USA, Inc. in California

                                  SCHEDULE III

                                   TRADEMARKS
                                   ----------


     Mark       Registered Number Serial Number  Date of
     ----       ----------------- -------------  -------
                                                 Registration
                                                 ------------
     "Midland"  927193            72-277,496     January 18, 1972
                                                 renewed December 13,
                                                 1991

     "Midland"  895483            72-156,089     July 28, 1970
                                                 renewed December 18,
                                                 1990

                                   SCHEDULE IV

                                   COPYRIGHTS
                                   ----------

                                      None

                                   SCHEDULE V

                                    LICENSES
                                    --------


     1) Midland USA - Midland International Corp. Trademark License Agreement dated September 19, 1996.

     2) Midland International Corp. - Midland Consumer Int'l. Exclusive License Agreement dated June 30, 1995.

     3) Midland International Corp. - LETT Electronics Private Label Agreement dated March 1, 1995.

     4) Midland International Corp. - American Digital Communications, Inc. Asset Purchase Agreement dated December 29, 1995.

                                   SCHEDULE VI

                                     PATENTS
                                     -------

     US Patent Number 4,718,586 (Swivel Fastening Device)

                                                                    ANNEX I




                             BLOCKED ACCOUNT LETTER



     Boatman's First National                         _______________, 19__
       Bank of Kansas City
       14 West 10th Street
       Kansas City, MO 64105



     Gentlemen:

               We refer to the following account maintained with you by Midland USA, Inc., a Delaware corporation (the "Company"), into which certain monies, instruments and other property are deposited from time to time (collectively, the "Blocked Account"): _______________. The Company has granted to Securicor Communications Limited (a company incorporated under the laws of England and Wales, the "Lender") under the Loan Agreement, dated as of September 19, 1996, among the Company and the Lender, a security interest in all assets and properties of the Company, including, among other things, the Blocked Account, all monies, instruments and other property deposited therein and all certificates and instruments, if any, representing or evidencing the Blocked Account. It is a condition to the continued maintenance of the Blocked Account with you that you agree to this Letter Agreement.

               By signing this Letter Agreement, you agree that from the date hereof<F1> the Blocked Account shall be under the exclusive dominion and control of the Lender, that you will act as its bailee and that all monies, instruments or other property of the Company received in connection therewith whether or not deposited in the Blocked Account shall be held solely for the benefit of the Lender. You agree to:

               (a) follow your usual operating procedures for the handling of any remittance received in the Blocked Account that is drawn in foreign currency or that contains restrictive endorsements or irregularities, such as a variance between the written and numerical amounts, undated or postdated items, missing signature, incorrect payee, etc;





     <F1>  [or such other date as may be provided in the Loan
     Agreement]

               (b) indorse and process all checks and other remittance items not covered by paragraph (a) above on which the payee or endorsee is the Company or, in your sole discretion, a reasonable variation of the Company (an "Acceptable Payee"), and deposit such checks and other remittance items in the Blocked Account; and

               (c) maintain a record of all checks and other remittance items received in the Blocked Account and, in addition to providing the Company with photostats, vouchers, enclosures, etc. of checks and other remittance items received on a daily basis, as well as a monthly statement, furnish to the Lender at its request, free of any service charge payable by the Lender, your regular bank statement with respect to the Blocked Account, with the words "Securicor Communications Limited, as Lender Re: Midland USA, Inc." included thereon so that there is no confusion as to ownership of the Blocked Account and so that the Lender is able to properly identify the Blocked Account.

               The Company shall hold in trust for the Lender until remitted to you for deposit in the Blocked Account any and all cash and cash equivalents received under the above paragraph.

               You hereby agree to follow the instructions of the Company with respect to the disposition of any and all money deposited in the Blocked Account as directed by the Company unless and until you have received written instructions to the contrary from the Lender, in which case you agree to follow such instructions from the Lender.

               The Company hereby agrees to pay, indemnify and hold you harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, legal fees) with respect to the performance by you or any of your directors, officers, agents or employees of this Letter Agreement, except for your (or such director's, officer's, agent's or employee's) gross negligence or willful misconduct.

               In addition, the Company hereby indemnifies and holds you harmless from and against all actions, proceedings, claims, dismissals, losses, outlays, damages or expenses, including legal fees, of every nature and character as may arise or be made against you arising out of or in connection with its depositing checks payable to or endorsed in favor of an Acceptable Payee if such Acceptable Payee is incorrect, except for your gross negligence or willful misconduct.

               The Company hereby agrees to pay to you such fees and charges with respect to the Blocked Account in accordance with your standard charges or as shall from time to time be mutually agreed upon by the Company and you. If such fees and expenses have not been paid when due, you shall be entitled to charge the Blocked Account for any such fees and expenses.

               You undertake to perform only such duties as are expressly set forth herein. Notwithstanding any other provision of this Letter Agreement, it is agreed by the parties hereto that you shall not be liable for any action taken by you or any of your directors, officers, agents or employees in accordance with this Letter Agreement, except for your (or such director's, officer's, agent's or employee's) gross negligence or willful misconduct.

               The Company acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable unless otherwise agreed to in writing by the Lender and that the authorizations granted herein to you and the Lender are powers coupled with an interest.

               You waive and agree not to assert, claim or endeavor to exercise, and by executing this Letter Agreement bar and estop yourself from asserting, claiming or exercising, and you acknowledge that you have not heretofore received a notice from any other party asserting, claiming or exercising, any right of setoff, banker's lien or other purported form of claim with respect to the Blocked Account and funds from time to time therein. You shall have no rights in the Blocked Account or the funds therein. To the extent you may ever have any such rights, you hereby expressly subordinate all such rights to all rights of the Lender.

               This Letter Agreement shall be effective as of the day first above written. To the extent inconsistent with this Letter Agreement, this Letter Agreement shall supersede any other agreement relating to the matters referred to herein, including any other account agreement between the Company and you relating to the collection of receivables. This Letter Agreement constitutes the entire agreement with respect to the Blocked Account and is binding upon the parties hereto and their respective successors and assigns and shall inure to their benefit. Neither this Letter Agreement nor any provision hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto. Any provision of this Letter Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof.

               You may terminate this Letter Agreement only upon thirty days' prior written notice to that effect to the Company and the Lender, by cancelling the Blocked Account maintained with you and transferring all funds, if any, in such Blocked Account as directed by the Lender. After any such termination, you shall nonetheless remain obligated promptly to transfer to an account designated by the Lender anything from time to time received in the Blocked Account from obligors of the Company.

               All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph, telecopy, telex or nationally recognized courier service), and shall be deemed to have been duly given or made when delivered by hand, or seven days after being deposited (i) in the United States mail in the case of notice being given by a party located in the United States or (ii) in the United Kingdom in the case of a party located in the United Kingdom, in each case with postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, or, in the case of telecopy notice, when sent, or, in the case of an internationally recognized courier service, one business day after delivery to such courier service, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

                Midland USA, Inc.
                1690 North Topping Avenue
                Kansas City
                Missouri 64120
                USA
                Attention:       Howard Parkinson
                Telecopy Number: 816 920 1102

                With copies to:

                Intek Diversified Corporation
                970 West 190th Street, Suite 720
                Torrance, California 90502
                Attention:       David Neibert
                Telecopy Number: 310 366 7712

                Manatt, Phelps & Phillips LLP
                11355 West Olympic Boulevard
                Los Angeles
                California 90064
                Attention:       Nancy Wojtas
                Telecopy Number: 310 312 4224

                Securicor Communications Limited
                15 Carshalton Road
                Sutton
                Surrey  SM1 4LD
                England
                Attention:       Ed Hough
                Telecopy No. (0181) 661-0205

                With copies to:

                Weil, Gotshal & Manges
                99 Bishopsgate
                London, EC2M 3XD
                Attention:       David Lefkowitz, Esq.
                Telecopy No. 0171 426 0990


                Blocked
                Account Bank:

                Boatman's First National
                Bank of Kansas City
                14 West 10th Street
                Kansas City, MO 64105

                Attention:       Michael Austin
                Telecopy No: 816 696-7426



               You are hereby notified, pursuant to New York Uniform Commercial Code Section 9-302 (1)(g), that the Company has granted a security interest in favor of the Lender in the Blocked Account identified above.

               This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               This Letter Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

                                        Very truly yours,

                                        MIDLAND USA, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        SECURICOR COMMUNICATIONS LIMITED


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:



     Acknowledged and agreed to as of
     the date first above written.

     BOATMAN'S FIRST NATIONAL
      BANK OF KANSAS CITY



     By:
        -------------------------------
       Name:
        Title:

                                                                   ANNEX II




                 ASSIGNMENT OF INTELLECTUAL PROPERTY COLLATERAL
                 ----------------------------------------------

               AGREEMENT made this ___ day of ____________, 19__, by and between Midland USA, Inc., a Delaware corporation (the "Assignor") and Securicor Communications Limited, a company incorporated under the laws of England and Wales (the "Lender").


                              W I T N E S S E T H :
                              - - - - - - - - - -
               WHEREAS, Assignor and the Lender are parties to the Loan Agreement dated as of September 19, 1996 (said Agreement, as it hereafter may be amended or otherwise modified from time to time, being referred to as the "Loan Agreement") and the Security Agreement dated as of September 19, 1996 (the "Security Agreement") which provides that upon the occurrence of certain events specified therein Assignor and the Lender shall execute this Assignment; and

               WHEREAS, the aforementioned events have occurred;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

               (i)  Incorporation.  This Assignment is made pursuant to and
                    -------------
     subject to the terms of the Loan Agreement and the Security Agreement, each of which is deemed incorporated herein by this reference and shall constitute part of this Assignment as if fully set forth herein.

               (ii)  Assignment.  Assignor hereby conveys, sells, assigns,
                     ----------
     transfers and sets over to the Lender all of Assignor's right, title interest in and to the Intellectual Property Collateral (as defined in the Security Agreement).

               (iii)  Notices.  All notices hereunder to the parties hereto
                      -------
     shall be made in the manner and to the addresses specified in the Security Agreement.

               (iv)  Further Instruments.  The parties agree to promptly
                     -------------------
     execute and deliver all further instruments necessary or desirable to carry out the purposes of this Agreement.

               (v)  Schedules.  The terms and conditions of the Schedules
                    ---------
     referred to herein are incorporated herein by this reference and shall constitute part of this Assignment as if fully set forth herein.

               (vi)  Headings.  The headings in this Assignment are for
                     --------
     purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms hereof.

               IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

                                      MIDLAND USA, INC.



                                      By:________________________
                                         Name:
                                         Title:


                                      SECURICOR COMMUNICATIONS LIMITED



                                      By:________________________
                                         Name:
                                         Title:

     STATE OF            )
                              ss.:
     COUNTY OF           )

               On this ___ day of ___________, 19__, before me came __________________________, to me known to be an officer of Midland USA, Inc., the company described in and which executed the above instrument, and duly acknowledged that he executed the same.



                                        ____________________________
                                        NOTARY PUBLIC



     STATE OF            )
                              ss.:
     COUNTY OF           )

               On this ___ day of ___________, 19__, before me came Midland USA, Inc., to me known to be an officer of Securicor Communications Limited, the company described in and which executed the above instrument, and duly acknowledged that he executed the same.



                                        ____________________________
                                        NOTARY PUBLIC







     NYFS09...:\73\73273\0003\1224\AGR0306U.550